Exhibit 99.1

                         HENLEY LIMITED PARTNERSHIP
                             ANNOUNCES DELISTING
           FROM NEW YORK STOCK EXCHANGE AND BOSTON STOCK EXCHANGE

      BRAINTREE, Massachusetts - (BUSINESS WIRE) - April 16, 2003 - Henley Limited Partnership (NYSE: HYN) (formerly Boston Celtics Limited Partnership) announced that as of the close of business today, Henley's transfer books have been permanently closed and the units have been suspended from trading on the New York Stock Exchange and Boston Stock Exchange. After today, Henley units will no longer trade on the New York Stock Exchange or the Boston Stock Exchange.